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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): NOVEMBER 29, 1999


                      PLAINS ALL AMERICAN PIPELINE, L.P.
              (Exact name of registrant as specified in charter)



         DELAWARE                    0-9808                    76-0582150
(State of Incorporation)     (Commission File No.)          (I.R.S. Employer
                                                           Identification No.)



      500 DALLAS STREET, SUITE 700
         HOUSTON, TEXAS 77002                                     77002
(Address of Principal Executive Offices)                        (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 654-1414

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ITEM 5.   OTHER EVENTS.

          On November 29, 1999, the Registrant announced it had discovered unauthorized trading activity by an employee in its crude oil trading operations. The unauthorized transactions are expected to result in losses to the Registrant of approximately $160 million. The Registrant's announcement is attached as an exhibit to this report.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.

     99.1 - Press release of the Registrant dated November 29, 1999, announcing losses expected to be approximately $160 million as a result of an employee's unauthorized trading.



SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 29, 1999

                                 PLAINS ALL AMERICAN PIPELINE, L.P.

                                 By: PLAINS ALL AMERICAN INC.,
                                     Its General Partner



                                 By:    /s/  MICHAEL R. PATTERSON
                                     -------------------------------------
                                 Name:   Michael R. Patterson
                                 Title:  Senior Vice President

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                               INDEX TO EXHIBITS


    Number                            Exhibit
    ------                            -------

     99.1  -   Press release of the Registrant dated November 29, 1999,
               announcing losses expected to be approximately $160 million as a result of an employee's unauthorized trading.